Exhibit 2

PROTECTIVE LIFE INSURANCE COMPANY

[ Nashville, Tennessee ]

(A Stock Insurance Company)

INDIVIDUAL LIMITED FLEXIBLE PREMIUM DEFERRED MODIFIED GUARANTEED ANNUITY

FIXED AND INDEX-LINKED INTEREST CREDITING STRATEGIES

includes a Waiver of Market Value Adjustment and Withdrawal Charge

(Non-Participating)

Protective Life Insurance Company agrees to provide the benefits described in this Contract.  The Contract alone governs the rights of the parties.

INDEX-LINKED INTEREST CREDITING STRATEGIES

Interest credited to, or losses deducted from, an indexed strategy segment depends in part upon the performance of the strategy’s independent index as described in the Contract.  Although the values available under these Strategies are affected by the index, the Strategies do not participate directly in any index or stock investment.

MARKET VALUE ADJUSTMENT

During the withdrawal charge period, withdrawals from the Contract that exceed any available free-withdrawal amount are subject to an unlimited Market Value Adjustment. The Market Value Adjustment may result in substantial upward and downward adjustments to the amount we deduct from the Contract Value to satisfy your withdrawal request.

MARKET VALUE ADJUSTMENT AND WITHDRAWAL CHARGE WAIVER

The Market Value Adjustment and Withdrawal Charge will be waived if the conditions set forth in the Contract are met.

RIGHT TO CANCEL

YOU HAVE THE RIGHT TO RETURN THIS CONTRACT.  You may cancel this Contract within [ 10 ] days after you receive it by returning it to our administrative office, or to the agent who sold it to you, with a written request for cancellation.  If you return it by mail, the cancellation will be effective on the postmark date on the properly addressed and postage-paid envelope.  We will promptly return your Contract Value, plus or minus the Market Value Adjustment.  This amount may be more or less than your Purchase Payments.

THIS IS A LEGALLY BINDING CONTRACT - READ IT CAREFULLY

Administrative Office:

PROTECTIVE LIFE INSURANCE COMPANY

[ www.Protective.com ]

[ 2801 Highway 280 South, Birmingham, Alabama  35223

P. O. Box 1928, Birmingham, Alabama  35201-1928

(800) 456-6330 ]

SG-IMGA-P-20##	[ 5/18 ]

TABLE OF CONTENTS

SCHEDULE	A

DEFINITIONS	1

PARTIES TO THE CONTRACT	2
Company	2
Owner	2
Change of Owner	2
Beneficiary	2
Change of Beneficiary	2
Annuitant	2
Change of Annuitant	3
Payee	3

GENERAL PROVISIONS	3
Entire Contract	3
Modification of the Contract	3
Non-Participating	3
Incontestability	3
Application of Law	3
Form Approval	3
Separate Account	3
Assignment	4
Protection of Proceeds	4
Reports	4
Error in Age or Gender	4
Settlement	4
Receipt of Payment	5
Premium Tax	5
Written Notice	5

PURCHASE PAYMENTS, ALLOCATION INSTRUCTIONS & SEGMENTS	5
Purchase Payments	5
Allocation Instructions	5
Segments	5
Segment Term	6
Segment Value, Generally	6

DECLARED RATE ACCOUNT	6
Declared Rate Account	6
Declared Rate Account Value	7

INTEREST CREDITING STRATEGIES	7
Interest Crediting Strategies, Generally	7
Crediting Interest	7

GUARANTEED INTEREST STRATEGIES	7
Guaranteed Interest Strategies	7
Crediting Interest	7
Segment Value	7
Interest Rates	7

INDEXED INTEREST STRATEGIES	8
Crediting Indexed Interest	8
Unavailability of, or Substantial Change to an Index	8
Index Performance	8
Other Indexed Interest Crediting Elements	8
Term	9
Floor	9
Buffer	9
Cap	9
Minimum Cap	9
Participation Rate	9
Spread	9
Calculating and Indexed Segment’s Maturity Value	9
Calculating and Indexed Segment’s Interim Value	10

CONTRACT VALUE	10
Contract Value	10

TRANSFERRING CONTRACT VALUE	11
Establishing a Segment	11
Transfers During the Segment Term	11
Transfers on the Segment’s Maturity Date	11

WITHDRAWALS AND SURRENDERS	11
Withdrawals	11
Important Consideration Regarding Withdrawals from an Indexed Segment	12
Market Value Adjustment and Withdrawal Charge	12
Surrenders	12
Surrender Value	12
Suspension or Delay in Payment of Withdrawal or Surrender	13

DEATH BENEFIT	13
Death of an Owner	13
Death of the Annuitant	13
Death Benefit	13
Payment of the Death Benefit	13

INCOME PAYMENTS	14
Annuity Date	14
Income Payments	14
Selection of the Annuity Option	14
Annuity Options	14
Minimum Amounts	15
Guaranteed Purchase Rates	15

FIXED ANNUITY TABLES	15

ENDORSEMENTS AND RIDERS	following contract page 15

[ PRODUCT NAME ] SCHEDULE

CONTRACT NUMBER	ISSUE DATE
[ FIA00000001 ]	[ August 20, 2015 ]

PURCHASE PAYMENT APPLIED ON THE ISSUE DATE	TAX-QUALIFIED STATUS
[ $101,000.00 ]	[ Non-Qualified ]

PRIMARY OWNER	BIRTH DATE OF PRIMARY OWNER
[ John Doe ]	[ October 15, 1949 ]

JOINT OWNER	BIRTH DATE OF JOINT OWNER
[ None ]	[ Not Applicable ]

ANNUITANT	BIRTH DATE OF ANNUITANT
[ John Doe ]	[ October 15, 1949 ]

BENEFICIARY
As contained in our records

AGENT	ANNUITY DATE
[ Allen Agent ]	[ October 15, 2044 ]
[ Brisk Financial Services ]
[ 5678 High Street ]	INSURANCE REGULATORY AUTHORITY
[ Anycity, Anystate 12345 ]	[ Anystate Department of Insurance ]
[ 987-654-3210 ]	[ 123-456-7890 ]
[ contact.doi@anystate.gov ]

CONTRACT LIMITS

Issue Ages:	We will not issue a Contract on or after the oldest Owner’s or Annuitant’s [ 86th ] birthday.

Latest Annuity Date:	The oldest Owner’s or Annuitant’s [ 95th ] birthday.

Minimum Initial Purchase Payment:	[ $25,000.00 ]

Initial Purchase Payment:	A Purchase Payment is an initial Purchase Payment if it is identified on your application and we receive it at our Administrative Office.

Additional Purchase Payments:

Not permitted if either: (1) we receive the funds (or you initiate an exchange, transfer, or rollover) on or after the [ 1st ] Contract Anniversary; or (2) we receive the funds on or after the oldest Owner’s or Annuitant’s [ 86th ] birthday.

Minimum Additional Purchase Payment:	[ $5,000.00 ]

Maximum Total Purchase Payments:	[ $1,000,000.00 ]

Minimum Withdrawal Request:	[ $100.00 ]

Minimum Amount Required to Establish a Segment:	[ $5000.00 ]

Maximum Existing Segments Permitted:	[ 100 ]

Segment Start and Maturity Dates:	[ The first and third Wednesday of each month. ]

SG-IMGA-P-20##S-10-1	[ 5/18 ]

A

[ PRODUCT NAME ] SCHEDULE

INTEREST CREDITING STRATEGIES

“Minimum” elements are guaranteed while this Contract remains in force, and will not change.  Other elements (Interest Rates, Floors, Buffers, Caps, Participation Rates, and Spreads) apply only to segments established on the Start Date that occurs on, or immediately following the Issue Date.  We have the right to change non-guaranteed elements for segments established in the future.

DECLARED RATE ACCOUNT

Declared Interest Rate on the Issue Date:	[ 1.35% ]
Minimum Interest Rate for the Declared Rate Account:	[ 0.25% ]

GUARANTEED INTEREST STRATEGIES

FIXED INTEREST STRATEGY

[ Fixed Interest Rate for the 1-Year Term on the Issue Date:	[ 1.50% ]
Minimum Interest Rate for the 1-Year Term:	[ 1.00% ] ]
[ Fixed Interest Rate for the [ # ]-Year Term on the Issue Date:	[ 2.25% ]
Minimum Interest Rate for the [ # ]-Year Term:	[ 1.65% ] ]

[ [ DOLLAR COST AVERAGING STRATEGIES ] ]

[ [ 3-Month DCA Rate on the Issue Date:	[ 2.75% ]
Minimum Interest Rate for the 3-Month DCA Strategy:	[ 1.00% ] ]
[ [ 6-Month DCA Rate on the Issue Date:	[ 2.15% ]
Minimum Interest Rate for the 6-Month DCA Strategy:	[ 1.00% ] ]
[ [12-Month DCA Rate on the Issue Date:	[ 1.95% ]
Minimum Interest Rate for the 6-Month DCA Strategy:	[ 1.00% ] ]

INDEXED INTEREST CREDITING STRATEGIES

[ POINT-TO-POINT INDEXED INTEREST STRATEGIES ]

Index *	[ Term ]	[ Buffer ] / [ Floor ]	[ Participation Rate ]	[ Spread ]	[ Cap ]	[Minimum Cap ]

S&P 500	[ 1-Year ]	[ 5% ]	[ 100% ]	[ n/a ]	[ 8% ]	[ 1% ]
S&P 500	[ 1-Year ]	[ 10% ]	[ 100% ]	[ n/a ]	[ 15% ]	[ 5% ]
S&P 500	[ 1-Year ]	[ 20% ]	[ 120% ]	[ n/a ]	[ unlimited ]	[ 8% ]
S&P 500	[ #-Yr/Mo ]	[ ??? ]	[ ??? ]	[ ??? ]	[ ??? ]	[ ??? ]

MSCI EAFE	[ 1-Year ]	[ 5% ]	[ 100% ]	[ n/a ]	[ 9% ]	[ 2% ]
MSCI EAFE	[ 1-Year ]	[ 10% ]	[ 100% ]	[ n/a ]	[ 16% ]	[ 6% ]
MSCI EAFE	[ 1-Year ]	[ 20% ]	[ 120% ]	[ n/a ]	[ unlimited ]	[ 10% ]
MSCI EAFE	[ #-Yr/Mo ]	[ ??? ]	[ ??? ]	[ ??? ]	[ ??? ]	[ ??? ]

Other Index	[ #-Yr/Mo ]	[ ?% ]	[ ?% ]	[ ?% ]	[ ?% ]	[ ?% ]
Other Index	[ #-Yr/Mo ]	[ ?% ]	[ ?% ]	[ ?% ]	[ ?% ]	[ ?% ]
Other Index	[ #-Yr/Mo ]	[ ?% ]	[ ?% ]	[ ?% ]	[ ?% ]	[ ?% ]
Other Index	[ #-Yr/Mo ]	[ ?% ]	[ ?% ]	[ ?% ]	[ ?% ]	[ ?% ]

*S&P 500 = S&P 500 Price Return Index (without dividends)

MCSI EAFE = Morgan Stanley Capital Index, Europe Asia Far East

Other = ??????

B

[ PRODUCT NAME ] SCHEDULE

FREE-WITHDRAWAL AMOUNT

Free-Withdrawal Percentage:	[ 10% ] The free-withdrawal percentage was set on the Issue Date and will not change.

The free-withdrawal amount is the amount that may be withdrawn each Contract Year without being subject to the market value adjustment and withdrawal charge (described below and on the next page).  The Interim Value calculation (described in the section below) does apply to free-withdrawals from an indexed segment.

The available free-withdrawal amount is calculated for each withdrawal requested.  We determine that amount by taking [ 10% ] of  the sum of A + B + C and then subtract the sum of all prior withdrawals requested that Contract Year, where:

‘A’ is the Declared Rate Account Value; and,

‘B’ is the aggregate Segment Value(s) of all existing segments using a Guaranteed Interest Strategy; and,

‘C’ is aggregate Segment Investment(s) of all existing segments using an Indexed Interest Strategy.

The free-withdrawal amount will not be less than $0.

Withdrawals that exceed the free-withdrawal amount are subject to the market value adjustment and withdrawal charge.  The free-withdrawal amount is not cumulative; any portion not used is not carried forward to the next Contract Year.

INTERIM VALUE CALCULATION

The Interim Value calculation is used to determine the reportable value of an indexed segment on any day other than the segment’s Start Date and Maturity Date.  The formula applies the Index Performance % between the segment Start Date and the withdrawal date to identify the Segment Value from which the withdrawal amount will be deducted.  Index Performance is calculated as described in the “Index Performance” provision in the “INDEXED INTEREST STRATEGIES” section of the Contract but where IVE in the Index Performance formula is the Index Value as of the end of the business day on which the withdrawal occurs.

[ METHOD 1:  The segment’s Interim Value depends upon whether the Index Performance % as of the calculation date is positive, negative or flat (0%).

•                  If the Index Performance % on the calculation date is positive or flat, the Interim Value of the segment is equal to its Segment Investment.

•                  If the Index Performance % on the calculation date is negative, the Interim Value of the segment is equal to: a) its Segment Investment; minus, b) the dollar amount of the loss determined according to the applicable Adjusted Index Performance % formula in the “Calculating an Indexed Segment’s Maturity Value” provision in the “INDEXED INTEREST STRATEGIES” section of the Contract.

•                  However, If the segment includes a Buffer, the Buffer is reset to 0%, and all losses will be deducted from the Segment Investment to calculate the Interim Value.

The segment’s Interim Value incorporates the daily fluctuations of the segment’s reference index and reflects possible loss in value due to negative Index Performance.  Because indexed interest is only credited on the segment’s maturity date, positive index performance is not reflected in a segment’s Interim Value.  Accordingly, a withdrawal from an indexed segment before its Maturity Date can result in a substantial reduction to its Maturity Value.

Withdrawals from an Indexed Segment before its Maturity Date reduce the Segment Investment in the same proportion that the gross deduction from the segment reduced its Segment Value.]

C

[ METHOD 2:  The Interim Value calculation applies a portion of the segment’s interest crediting elements (see, “Other Indexed Interest Crediting Elements” in the “INDEXED INTEREST STRATEGIES” section of the Contract) based on the number of complete [ month/years ] that have elapsed since the segment Start Date.

We begin by identifying the factor associated with the time elapsed.  The number of completed [ month/years ] since the segment Start Date is divided by the number of [ month/years ] in the segment Term.  Each of the segment’s interest crediting elements is then multiplied by this factor to determine the portion that will apply.  These are the segment’s ‘adjusted elements’.

The Index Performance % (or Adjusted Index Performance %) is compared to the adjusted elements using the same general rules described in the “Calculating an Indexed Segment’s Maturity Value” provision.  For the Interim Value calculation, the specific rules are:

•              If the Adjusted Index Performance % is positive, the we credit interest at a rate equal to the lesser of:  a) the Adjusted Index Performance %; or, b) the adjusted Performance Cap, if applicable;

•              If Adjusted Index Performance % is negative and the maturing segment includes a Floor, the percentage loss will be the smaller of:  a) negative Adjusted Index Performance %; or b) the adjusted Floor;

•              If Index Performance is negative and the maturing segment includes a Buffer, the percentage loss will be the amount that the negative Adjusted Index Performance % exceeds the adjusted Buffer.

•              If Adjusted Index Performance % is exactly 0%, we will not credit interest to the segment, nor will we reduce the Segment Value.

The percentage derived from the applicable comparison above is multiplied by the segment’s Segment Investment to determine the actual dollar amount of interest credited or loss deducted.  Finally, we add the dollar amount of interest to - or subtract the loss from - the Segment Investment to determine the segment’s Interim Value.

Withdrawals from an Indexed Segment before its Maturity Date reduce the Segment Investment in the same proportion that the gross deduction from the segment reduced its Segment Value.]

ANDREW/WILL:  Please check this to be sure the methodology and terminology are correct, and that the final sentence I added is actually correct.

D

[ PRODUCT NAME ] SCHEDULE

MARKET VALUE ADJUSTMENT

The market value adjustment (“MVA”) adjusts the gross amount we deduct from the Contract Value to satisfy a withdrawal requested during the withdrawal charge period.  The MVA is not limited.  It can decrease, increase, or have no effect on the amount we deduct.

MVA Rate:  The MVA Rate is a representative indicator of market interest rates.  We use MVA Rates in the MVA formula to calculate the market value adjustment.  An MVA Rate is identified daily.  For any date, the MVA Rate is the sum of 1) and 2), below, as of the close of the prior trading day:

1)             the Constant Maturity Treasury Rate for a duration equal to the Contract’s withdrawal charge period; plus,

2)             [ the Barclays U.S. Long Credit Index OAS. ].

Unavailability of or Substantial Change in the Elements Used to Determine the MVA Rates:  If the Constant Maturity Treasury Rate or [ the Barclays U.S. Long Credit Index OAS ] are no longer available to us, or if the manner in which either of these are determined substantially changes, we will substitute a comparable rate or index, subject to approval by the IIPRC.  We will send you an endorsement describing the substitution.

MVA Formula:  The MVA formula measures the change in MVA Rates between the Issue Date and the withdrawal date, and includes a component that reduces the MVA as a factor of time.  The MVA formula is:

( C – I )  x  ( N/12 ), where:

C = the current MVA Rate (the MVA Rate on the withdrawal date)

I = [ 4.5% ], which is the initial MVA Rate (the MVA Rate on the Issue Date)

N = the number of complete months remaining in the withdrawal charge period

The result of the MVA formula is a percentage (negative, positive, or zero).  That percentage is multiplied by the amount the requested withdrawal exceeds the available free-withdrawal amount to determine the dollar amount of the MVA.

A negative result from the MVA formula reduces the amount we deduct from the Contract Value to satisfy your withdrawal request.  Conversely, a positive result from the MVA formula increases the amount we deduct from the Contract Value to satisfy your withdrawal request.

If the MVA is $0, it has no effect on the amount deducted from the Contract.

WITHDRAWAL CHARGE

A withdrawal charge applies to withdrawals (or a surrender) taken during the withdrawal charge period that exceed the available free-withdrawal amount (described on the previous page).

We calculate the withdrawal charge by applying the applicable withdrawal charge percentage (from the table below) to the following amount: the net reduction to the Contract Value needed to satisfy the portion of the withdrawal request that exceeds the available free-withdrawal amount, after applying the MVA (described above).

The withdrawal charge increases the total amount we deduct from the Contract Value to satisfy your withdrawal request.

(continued on next page)

E

[ PRODUCT NAME ] SCHEDULE

WITHDRAWAL CHARGE, continued

Withdrawal Charge Period:	[ 10 ] years from the Issue Date

The Withdrawal Charge Period and Withdrawal Charge Percentages Table were set on the Issue Date and will not change.  Withdrawal Charge Percentages are based on the number of complete years that have elapsed since the Issue Date.

Withdrawal Charge Percentages Table

Years Elapsed Since Issue Date	Withdrawal Charge Percentage
[ 0 ]	[ 9.0% ]
[ 1 ]	[ 8.0% ]
[ 2 ]	[ 7.0% ]
[ 3 ]	[ 6.0% ]
[ 4 ]	[ 5.0% ]
[ 5 ]	[ 4.0% ]
[ 6 ]	[ 3.0% ]
[ 7 ]	[ 2.0% ]
[ 8 ]	[ 1.0% ]
[ 9 ]	[ 1.0% ]
[ 10+ ]	[ 0% ]

F

DEFINITIONS

(Defined terms may not be capitalized in the text of the Contract.)

Age:  On a person’s birthday, the age (in years) of a person on that day.  On any other day, the person’s age as of her or his last birthday.

Annuity Date:  The date as of which the Contract Value, less any applicable premium tax, is applied to an Annuity Option.

Annuity Option:  A method for determining the income payments we make starting on the Annuity Date.

Business Day:  Any day on which both the Company and the New York Stock Exchange (NYSE) are open for regular business and on which every index used to determine any value under this Contract is compiled and published by its owner.

Contract Anniversary:  The same month and day as the Issue Date in each subsequent calendar year.

Contract Value:  Prior to the Annuity Date, the sum of: a) the value in the Declared Rate Account plus, b) the aggregate value of all the Guaranteed Interest Segments plus, c) the Segment Values of all the Indexed Segments.    “Contract Value” is not the cash or surrender value of the Contract.

Contract Year:  The 12-month period beginning on the Issue Date or any Contract Anniversary.

Issue Date:  The date as of which the first Purchase Payment is applied to the Contract, and the date the Contract takes effect.  It is shown on the Schedule.

Maturity Date:  The date on which a segment is scheduled to end.  For segments defined in ‘years’, the Maturity Date is the same relative day and month in the last year of the segment’s Term

Maturity Value:  The value of a segment on its Maturity Date.

Purchase Payment:  Amounts paid by the Owner and accepted by the Company as consideration for the Contract.

Start Date:  The date on which a segment is established.

Segment:  A subdivision of this Contract.  It is the term for the record used to track the financial transactions and value associated with a discrete allocation of a specific dollar amount to a particular strategy.

Segment Investment:  The amount applied to establish an Indexed Segment on its Start Date less amounts deducted to satisfy withdrawal requests, including applicable withdrawal charges and market value adjustments if any, that have occurred since the Start Date.

Segment Value:  The reportable value of a segment on any day.

Strategy:  A defined method to calculate the amount of interest credited to — or losses deducted from —segments established using the strategy.

IMGA-P-2014	[ 5/18 ]

PARTIES TO THE CONTRACT

Company — Protective Life Insurance Company, also referred to as “Protective Life”, “the Company”, “we”, “us” and “our”.

Owner — The person or persons who own the Contract and are entitled to exercise all the rights and privileges it provides.  A Contract may have up to two Owners.  Individuals as well as non-natural persons, such as corporations or trusts, may be Owners.  The Owner is referred to as “you” and “your”.  If any Owner is not an individual:

1)             the Annuitant’s Age, birthday or death will be used when Contract provisions refer to an Owner’s Age, birthday or death; and

2)             the Annuitant may exercise an Owner’s contractual rights and privileges when permitted by the Owner or required by the Internal Revenue Code.

Change of Owner — You may instruct us to change the Owner provided:

1)             the new Owner’s Age on the Issue Date would not have prevented her or his purchase of this Contract on that date;

2)             the new Owner’s Age on the date any attached optional benefit rider took effect would not have prevented her or his purchase of that optional benefit rider on that date; and

3)             after the change of Owner, the Latest Annuity Date will be on or after the Annuity Date in effect when the change of Owner is requested.

See the Schedule, and the schedule of any attached optional benefit rider, for Age and Annuity Date limits.

Beneficiary — The person or persons who may receive the benefits of this Contract upon the death of an Owner.

Primary — The Primary Beneficiary is the surviving Owner, if any.  If there is no surviving Owner, the Primary Beneficiary is the person or persons designated by the Owner according to our records.

Contingent — The Contingent Beneficiary is the person or persons designated by the Owner according to our records to be Beneficiary if the Primary Beneficiary is not living.

If no Beneficiary designation is in effect or if no Beneficiary is living at the time of an Owner’s death, the Beneficiary will be the estate of the deceased Owner.  If an Owner dies on or after the Annuity Date, the Beneficiary will become the new Owner.

Change of Beneficiary — Unless designated as “irrevocable”, you may instruct us to change the Beneficiary before the death of any Owner.  An irrevocable Beneficiary is one whose written consent is needed before you can change the Beneficiary or exercise certain other rights.

Annuitant — The person on whose life income payments may be based.  The Primary Owner is the Annuitant unless you designate another person as the Annuitant.

Change of Annuitant — You may instruct us to change the Annuitant before the Annuity Date provided:

1)             the new Annuitant’s Age on the Issue Date would not have prevented her or his designation as Annuitant on that date;

2)             the new Annuitant’s Age on the date any attached optional benefit rider took effect would not have prevented her or his designation as Annuitant on that date; and,

3)             after the change of Annuitant, the Latest Annuity Date will be on or after the Annuity Date in effect when the change of Annuitant is requested.

See the Schedule, and the schedule of any attached optional benefit rider, for Age and Annuity Date limits.

The Annuitant may not be changed if any Owner is not an individual.

Payee — The person or persons designated by the Owner to receive payments from this Contract.  Before the Annuity Date, the Owner is the Payee unless you instruct us otherwise.  You may change the Payee at any time.

GENERAL PROVISIONS

Entire Contract — This Contract and its attachments, including a copy of your application and any riders, endorsements and amendments, constitute the entire agreement between you and us.  Statements in the application are considered representations and not warranties.

Modification of the Contract — No one is authorized to modify or waive any term or provision of this Contract unless we agree to the modification or waiver in writing and it is signed by our President, Vice-President or Secretary.  We reserve the right to change or modify the provisions of this Contract to conform to any applicable laws, rules or regulations issued by a government agency or to assure continued qualification of the Contract as an annuity contract under the Internal Revenue Code.  We will obtain all necessary regulatory approvals and will send you a copy of the endorsement that modifies the Contract.

Non-Participating — This Contract does not share in our surplus or profits, or pay dividends.

Incontestability — We will not contest this Contract after it is issued.

Application of Law — The provisions of this Contract, any riders, endorsements, and amendments will be interpreted in a manner consistent with the Internal Revenue Code (“IRC”) of 1986, as amended, and in particular in a manner consistent with IRC §72(s).

Form Approval — This Contract was approved by the Insurance regulatory authority of the state in which it was delivered and complies with its requirements.

Separate Account — The assets supporting this Contract are held in <name of Separate Account>.  <name of Separate Account> is a non-unitized separate account established to manage and account for our Modified Guaranteed Annuity Contracts.  <name of Separate Account> is not insulated and is subject to our general obligations and liabilities, which include the benefits and guarantees provided by this Contract.

Assignment — You have the right to assign your interest in this Contract.  We do not assume any responsibility for the assignment.  However, we may require proof of the nature and extent of the assignee’s interest before we make a payment to the assignee.

Protection of Proceeds — To the extent permitted by law, and except as provided by an assignment, no benefits payable under this Contract will be subject to the claims of creditors.

Reports — In addition to correspondence we send you advising of segment Maturity Dates and other routine administrative matters, we provide two separate reports to document your financial transactions under the Contract.

We prepare a transaction confirmation each time we execute:

•                  an allocation instruction from you

•                  your request for a withdrawal from (or a surrender of) the Contract

•                  any other financial transaction permitted under the Contract that you request.

The confirmation will show the transaction date and all other details relevant to the transaction.  The confirmation will be mailed to you at the address contained in our records within 5 business days of the transaction date.

At least annually before the Annuity Date, we will prepare a statement showing: the amount and derivation of the Contract Value and surrender value as of the statement beginning and end dates; the effect of the market value adjustment and interim value calculation on the derivation of the surrender value as of the statement end date; information for the statement period regarding the value of the death benefit; a reconciliation of all transactions that occurred during the statement period; and, any other information required by law. We will send the statement to you, at the address contained in our records, not more than 31 calendar days after the statement end date.

Additional copies of confirmations and statements are available upon request at no charge.

Error in Age or Gender — When a Contract benefit, or any charge or fee is contingent upon any person’s age or gender, we may require proof of such.  We may suspend any payment due until that proof is provided.  When we receive satisfactory proof, we will make all the payments that became due during the period of suspension.

If after proof of age and gender is provided, it is determined that the previous information you furnished was not correct, we will adjust the benefits, charges, or fees to those that would result based upon the correct information.  If we have underpaid a benefit because of the error, we will make up the underpayment in a lump sum.  If the error resulted in an overpayment, we will deduct the amount of the overpayment from the Contract Value or from any current or future payment due under the Contract.  Underpayments and overpayments will bear interest at an annual effective interest rate of 3%.

Where the use of unisex mortality rates is required, we will not make any determination or adjustment based upon gender.

Settlement — We pay all the benefits due under this Contract from our administrative office.  You may apply the benefit amount to any option we offer for such payments at that time.  Unless you instruct us otherwise before we make any payment, we will use the instructions contained in our records at that time.  In either case, we are no longer liable for any payment after we make it.

Receipt of Payment — If any Owner, Annuitant, Beneficiary or Payee is incapable of giving a valid receipt for any payment, we may pay it to whoever has legally assumed her or his care and principal support.  We are no longer liable for any such payment after we make it.

Premium Tax — We will deduct premium tax where required.  We may deduct it from: the Purchase Payment when we accept it; the surrender value; the death benefit; or, amounts applied to an Annuity Option.

Written Notice — Any instruction about this Contract, and any request to change or assign it, must be submitted in writing in a form satisfactory to us.  We must receive it at our administrative office.  It will be effective as of the date you sign it, unless it specifies a different effective date.  However, we are not responsible for following any instruction or making any change or assignment before we actually receive it.

PURCHASE PAYMENTS, ALLOCATION INSTRUCTIONS & SEGMENTS

Purchase Payments — You send Purchase Payments to our administrative office. They should be made by a check payable to Protective Life, or by any other method we allow.  Specific Purchase Payment limits are shown on the Schedule.  We reserve the right not to accept any Purchase Payment.  You are not required to make additional Purchase Payments.

Purchase Payments are applied to the Declared Rate Account, which is described in the next section of the Contract.

Allocation Instructions — You give us allocation instructions for Purchase Payments and Contract Value by Written Notice, or any other method we allow.  Your application tells us how to allocate your initial Purchase Payment.  You must provide allocation instructions to us:

•                  with each Purchase Payment you send us;

•                  when we request them from you — in advance of a segment’s Maturity Date, for example — or at any other time we ask for them;

•                  to initiate a permissible transaction to re-allocate Contract Value.

Allocation instructions must include all the information we need to complete the requested transaction.  Amounts must be specified in whole dollar increments or whole percentages of the transaction amount.  You may submit, cancel or change an allocation instruction (by Written Notice, or other method we allow) at any time.  We will execute your allocation instructions that business day (if received prior to 3 p.m. Central on the Start Date), or if not, on the next available Start Date.

Segments — A segment is subdivision of this Contract that we use for recordkeeping.  We establish separate segment for each discrete allocation instruction you give us.  Segments allow us to separately track and report the subsequent financial activity for each of your allocation instructions.  Each segment is characterized by:

•                  an Interest Crediting Strategy, and the elements associated with it

•                  the amount applied to establish it, and

•                  its Start Date and Maturity Date.

We will not establish any segment with a beginning value less than the ‘Minimum Amount Required to Establish a Segment’ shown on the Schedule, unless the new segment is being funded exclusively with 100% of the Maturity Value of an existing segment that incurred a loss based solely on negative index performance.

We will not establish any segment if it’s Maturity Date would occur after the Contract’s Annuity Date.

Segment Term — The period of time from a segment’s Start Date through its Maturity Date.  A segment term may be defined in either ‘years’ or ‘months’.  However, due to the method we use to begin and mature segments, the term will not correspond with calendar dates.  For example, a 1-year segment with a Start Date on the 3rd Wednesday in January will have a Maturity Date on the 3rd Wednesday of January in the next calendar year regardless of the date.  Similarly, a 6-month segment with a Start Date on the 1st Wednesday in May, will have a Maturity Date on the 1st Wednesday in November of the same calendar year, regardless of the day of the month.

The transaction confirmation we send you following a Start Date on which a new segment is established, will specify the exact calendar dates for the segment’s Start and Maturity Dates.

Segment Value, Generally — Segment Value is the reportable value of the segment after the close of each business day.  It is equal to the sum of:

•                  the dollar amount applied to establish the segment; plus or minus,

•                  an amount that represents aggregate interest added or losses deducted; minus,

•                  any amounts deducted to satisfy prior withdrawal requests (including applicable withdrawal charges and market value adjustments, if any).

Note that the method we use to calculate Segment Value differs between Guaranteed Interest Strategies and Indexed Interest Strategies.

The Segment Value is not the cash value or surrender value of the segment.

DECLARED RATE ACCOUNT

Declared Rate Account — The Declared Rate Account is an account designed to receive and hold Purchase Payments, and the Maturity Value of segments for which we have not received an allocation instruction.  Amounts applied to the Declared Rate Account remain there until you instruct us otherwise.

The interest rate for the Declared Rate Account is declared in advance, but is not guaranteed for any specific period of time.  Generally, we review and declare the interest rate for this account at certain intervals — for example: every two weeks — but we reserve the right to declare a new interest rate at any time, and without any prior notice to you.

Interest rates for this account are each associated with an effective date — the date on which the rate takes effect. The effective date will not be earlier than the day immediately following the day on which the rate is declared, but it may be later.  On and after each effective date, that rate applies to the entire Declared Rate Account, and remains in effect until we set a different rate.

Because only one interest rate applies to the entire Declared Rate Account at any particular time, we do not establish discrete segments in the Declared Rate Account and it is not administered as an Interest Crediting Strategy.

Declared Rate Account Value — Prior to the Annuity Date the Declared Rate Account Value is equal to:

•                  aggregate amounts applied to the Declared Rate Account since the Issue Date; plus,

•                  aggregate interest credited to the Declared Rate Account since the Issue Date; minus,

•                  amounts transferred from the Declared Rate Account to establish segments using an Interest Crediting Strategy; minus,

•                  aggregate amounts deducted from the Declared Rate Account to satisfy prior withdrawal requests (including applicable withdrawal charges and market value adjustments, if any).

INTEREST CREDITING STRATEGIES

Interest Crediting Strategies, Generally — An Interest Crediting Strategy (a “strategy”) is a specifically defined method for calculating the amount of interest credited to — or losses deducted from — segments established using the strategy.  We offer two categories of strategies:  Guaranteed Interest Strategies and Indexed Interest Strategies.  They are described below.

The specific strategies available on the Issue Date and the elements associated with each are shown on the Schedule.  They are described in this Contract, or in an endorsement attached on the Issue Date.  From time to time, we may offer other strategies.  If we do, we will send you an endorsement that fully describes them, and you may use them in the future.

We may stop offering an Interest Crediting Strategy at any time, but we will not terminate any segment using that strategy prior to the existing segment’s Maturity Date.

GUARANTEED INTEREST STRATEGIES

Guaranteed Interest Strategies — Amounts allocated to a segment using a Guaranteed Interest Strategy earn daily interest beginning on the date the segment is established.  The interest rate is declared in advance and guaranteed not to change over the segment term.

Crediting Interest — We credit interest to the Guaranteed Interest Strategy segments at the end of each business day.  The applicable daily interest rate is the rate that, when compounded, yields the annual effective interest rate in effect for the segment.  At the end of each business day, we multiply the applicable daily interest rate by the Segment Value to determine the dollar amount of daily earned.

Segment Value — On any day, the Segment Value of any segment using a Guaranteed Interest Strategy is equal to:

•                  the dollar amount applied to establish the segment; plus,

•                  aggregate interest added since the segment Start Date; minus,

•                  amounts deducted from the segment to satisfy prior withdrawal requests (including applicable withdrawal charges and market value adjustments, if any).

Interest Rates — We set the interest rate(s) for the Guaranteed Interest Strategies from time to time based on our anticipated future experience.

INDEXED INTEREST STRATEGIES

(“Indexed Strategies”)

Indexed Interest Strategies — Interest credited to — or losses deducted from — segments using an Indexed Strategy depend, in part, upon the performance of an independent index that we do not control in any way.  Each Indexed Strategy is associated with a specific Index.  The Indexed Strategies available on the Issue Date, the associated index, and other interest crediting elements are shown on the Schedule.  From time to time, we may offer strategies based on other indexes.  When we do, we will send you an endorsement that fully describes the strategy, and you may use it in the future.

In this Contract - and in other correspondence regarding the Contract — we may refer to segments using an indexed strategy as an “indexed segment”.

Crediting Indexed Interest — We credit interest to an indexed segment only on the segment’s Maturity Date.  Therefore, no interest is earned or payable on amounts withdrawn from an indexed segment prior to its Maturity Date.

Unavailability of, or Substantial Change to an Index — The index associated with an indexed segment is determined on its Start Date and will not change.  However, if that index is no longer available to us, or if the manner by which it is determined substantially changes, we will substitute a comparable index subject to approval by the IIPRC.  We will send you an endorsement describing the substitution.

Index Performance — Index Performance is the measure of the percentage increase or decrease in the reference index between two points in time.  We determine the Index Performance separately for each indexed segment you have established, according to the formula below:

Index Performance % = [(IVE – IVS) ÷ IVS] x 100

where,

IVE  is the Index Value as of the date the Index Performance is calculated; and, and

IVS  is the Index Value as of the segment Start Date.

The Index Value is the closing value of the index at the end of each business day, as determined and published by the compiler of the index.  For any day that is not a business day, the index value is the closing value of the index as of the next business day.

Because segment Start Dates and Maturity Dates occur on the same day, the Index Value on an existing segment’s Maturity Date will be the same as the Index Value of a new segment established on that date, provided the Strategy uses the same reference index.

Other Indexed Interest Crediting Elements — In addition to the Index Performance, other elements that impact an indexed segment’s ultimate investment results are its:

•                  Term (the segment’s complete length in time), and whether you hold it to its Maturity Date

•                  Floor or Buffer (type and amount of downside risk protection you select)

•                  Cap (maximum positive index performance used to calculate interest)

•                  Participation Rate or Spread (elements that reduce - or possibly increase - your participation in the Index Performance)

These elements are described below.

Every segment has a specific term. Indexed segments will include one or more of these other elements.

Elements used to determine the interest rate for the indexed strategies are not guaranteed unless specifically indicated.  We have the right to change non-guaranteed elements.  However, any change to non-guaranteed elements will not affect any segment established before the change became effective.

Term — Each segment established is associated with a specific term.  Index Performance is measured over the segment’s term, or some lesser period if you request a withdrawal from the segment (or surrender the Contract) before the segment’s Maturity Date.

Floor — A limit on the negative Index Performance that results in a reduction of the segment’s value.  The Floor is the maximum percentage loss you can experience over the segment’s term, even if negative Index Performance exceeds that percentage.

Buffer — A limit on the negative Index Performance that does not result in a reduction of the segment’s value.  If negative Index Performance exceeds the Buffer, the excess negative Index Performance will reduce the segment value.  Your exposure to negative Index Performance is reduced to the extent of the Buffer, but your ultimate exposure can be unlimited.

Cap — The maximum indexed interest (positive Index Performance) we will apply over the segment’s term.  Regardless of positive Index Performance, we will not credit a higher rate of interest than the Cap.

Minimum Cap — The minimum Cap is a guarantee.  We will not declare a Cap for a strategy using exactly the same index and elements that is less than the minimum.  The minimum Cap for each strategy is set on the Issue Date (or the strategy’s inception date for strategies made available after the Issue Date) and will not change while the Contract is in force.

Participation Rate — The portion of the calculated Index Performance that will be used to calculate the segment’s indexed interest.  The Participation Rate may be less than, greater than or equal to 100%.  We may offer strategies with a single Participation Rate, or with a different Participation Rate depending upon whether Index Performance is positive or negative.

Spread — A pre-determined, fixed adjustment to the calculated Index Performance.  The Spread is always subtracted from the Index Performance %, so a positive Spread increases negative Index Performance and reduces positive Index Performance.

We use the result of the Index Performance calculation and apply the specific elements of the strategy to determine the dollar amount of interest credited, or loss deducted.

Calculating an Indexed Segment’s Maturity Value — When calculating interest or loss for a maturing indexed segment, IVE in the Index Performance formula is the Index Value on the Maturity Date.

If the maturing segment includes a Participation Rate or Spread, we first adjust the calculated Index Performance % to account for those elements.  The result is the Adjusted Index Performance %.  We then apply the remaining segment elements to the adjusted Index Performance % according to the rules below:

•              If the Adjusted Index Performance % is positive, the we credit interest at a rate equal to the lesser of:  a) the Adjusted Index Performance %; or, b) the Cap, if applicable;

•              If Adjusted Index Performance % is negative and the maturing segment includes a Floor, the percentage loss will be the smaller of:  a) negative Adjusted Index Performance %; or b) the Floor;

•              If Index Performance is negative and the maturing segment includes a Buffer, the percentage loss will be the amount that the negative Adjusted Index Performance % exceeds the Buffer.

•              If Adjusted Index Performance % is exactly 0%, we will not credit interest to the segment, nor will we reduce the Segment Value.

The percentage derived from the applicable comparison above is multiplied by the Segment Investment to determine the actual dollar amount of interest credited or loss deducted.  Finally, we add the dollar amount of interest to - or subtract the loss from - the Segment Investment to determine the segment’s Maturity Value.

Calculating an Indexed Segment’s Interim Value — The reportable Segment Value of an indexed segment on any day other than its Start Date and its Maturity Date is its Interim Value.  The Interim Value calculation incorporates the daily fluctuations of the segment’s index.  The method we use to calculate an indexed segment’s Interim Value is described in the “Interim Value Calculation” section of the Schedule.

Because a segment’s Index Performance is used in the Interim Value calculation, a withdrawal from an indexed segment before its Maturity Date when Index Performance is negative can result in a substantial reduction to its Maturity Value.

The Interim Value is used in two ways:

•                  To facilitate daily valuation of the Indexed Segments for various accounting and reporting purposes.

•                  To establish the Segment Value as the starting point for any financial transaction involving an indexed segment (such as a withdrawal or surrender) on a Business Day other than the Segment’s Maturity Date.

CONTRACT VALUE

Contract Value — We use the term ‘Contract Value’ throughout this Contract and related disclosure materials, administrative forms, reports and other correspondence.  It is important to note this is a defined term that is used in a very specific way:  It is the reportable, accounting value of the Contract.  It tracks day-to-day changes based on interest actually credited, fluctuations in the reference index for the Indexed Strategies, and the aggregate value of all the financial transactions that have occurred since the Issue Date.  Contract Value is neither the cash value nor surrender value of the Contract.

On any day prior to the Annuity Date, the Contract Value is:

•                  the value of the Declared Rate Account, plus

•                  the aggregate value of all existing segments using a Guaranteed Interest Strategy, plus

•                  the aggregate value (either the Interim Value or the Maturity Value) of each existing segment using an Indexed Strategy.

TRANSFERING CONTRACT VALUE

Establishing a Segment — Segments are established only by:

•                  transferring value from the Declared Rate Account; or,

•                  transferring part or all of the Maturity Value of an existing segment on its Maturity Date.

Transfers During the Segment Term — You may not transfer any portion of the Segment Value from an existing segment prior to its Maturity Date.

Transfers on the Segment’s Maturity Date — Not more than 45, nor less than 30 days before a segment’s Maturity Date, we will advise you of the upcoming Maturity Date and request allocation instructions for the segment’s Maturity Value.  If we do not receive your instructions by the Maturity Date, we will automatically transfer the Maturity Value into the Declared Rate Account.

The segment maturity notice we send will include a description of the elements associated with the maturing segment.   Because the notice will be sent to you well in advance of the segment Maturity Date, the notice will not include the segment’s Maturity Value nor will it provide information on the Strategies that will be offered at that time.  Information about the Strategies that will be offered for transfer of the segment’s Maturity Value will be available at least two weeks before segment’s Maturity Date.  Specifically, we will announce the available Strategies along with all corresponding interest crediting elements on the Start Date that occurs immediately prior to the existing segment’s Maturity Date.  These dates are described in the “Segment Start and Maturity Dates” provision in the Schedule.

You may obtain this information…

•                  directly from us by calling < insert phone # >

•                  on our website at www.insertURL.com\????

•                  from the financial advisor who sold or services your Contract.

WITHDRAWALS AND SURRENDERS

Withdrawals — You may request a withdrawal any time before the Annuity Date, provided the amount requested is at least equal to the ‘Minimum Withdrawal Request’ shown on the Schedule.  Your withdrawal request must include all the information we need to complete the payment to you.

You may tell us how to apportion the withdrawal among the segments by specifying the amount (or percentage of the total withdrawal requested) to be taken from each.  However, for any withdrawal request, if the value of the Declared Rate Account is greater than $0, the withdrawal will be deducted first from the Declared Rate Account, with the additional amount needed to satisfy the withdrawal request, if any, taken from the segments according to your instructions.

If you do not tell us how to apportion the withdrawal, we will take it first from the Declared Rate Account, then, from segments using a Guaranteed Interest Strategy on a ‘last-established, first-withdrawn (“LIFO”) basis regardless of the interest rate being credited to the segment, and finally from the indexed segments on a ‘last-established, first-withdrawn (“LIFO”) basis regardless of the interest crediting elements associated with the segment.

The gross reduction to your Contract Value resulting from a withdrawal request depends upon a number of factors, including the timing of the request and the segment(s) from which the withdrawal is taken.  Withdrawal requests subject to the market value adjustment and withdrawal charge are ‘grossed-up’ to determine the amount we deduct from the segments to satisfy your request.  Therefore, during the withdrawal charge period, the amount we deduct from the Contract Value may be significantly greater than the amount you request and/or receive.

If the gross reduction to any Segment Value immediately following your withdrawal request would result in a Segment Value less than the ‘Minimum Amount Required to Establish a Segment’ shown on the Schedule (or the actual amount used to establish it, if less), your withdrawal request is not in ‘good order’ and we will not execute it.  In that case, we will attempt to contact you (or your financial advisor, if you authorize it) to obtain the additional information we need to act on your request.

The amount you receive from a withdrawal request is equal to the withdrawal amount requested minus any applicable fee, premium tax, and any requested or required tax withholding.

Important Consideration Regarding Withdrawals from an Indexed Segment — Before we determine the gross amount that must be deducted from an indexed segment to satisfy a withdrawal requested on any day other than its Maturity Date, we first calculate the segment’s Interim Value.  We then subtract the gross deduction applicable to that segment from its Interim Value.

Because the Interim Value formula emphasizes negative index performance over positive, you should carefully consider the impact of requesting a withdrawal from an indexed segment — even the Free Withdrawal Amount - prior to its Maturity Date.

Market Value Adjustment and Withdrawal Charge — During the withdrawal charge period, any portion of a withdrawal or surrender that exceeds the free-withdrawal amount then available is subject to a market value adjustment and withdrawal charge.  The ‘free-withdrawal amount’, ‘market value adjustment’, and ‘withdrawal charge’ are described in their respective provisions in the Schedule.

We do not apply the market value adjustment or withdrawal charge to amounts withdrawn or surrendered or applied to an Annuity Option on the Annuity Date.

We will not apply the Market Value Adjustment if it would reduce the Death Benefit below the Contract Value.

Surrenders — You may surrender your Contract any time before the Annuity Date for its surrender value.

Surrender Value — The surrender value of your Contract is equal to:

•                  the Declared Rate Account Value; plus,

•                  the sum of Segment Values using a Guaranteed Interest Strategy; plus,

•                  the sum of the Segment Values (Interim Value or Maturity Value, as appropriate) using an Indexed Interest Strategy; plus or minus,

•                  the Market Value Adjustment, if any; minus,

•                  the withdrawal charge, if any.

The amount you receive from a surrender request is equal to the Surrender Value, less any applicable fee, premium tax, and any requested or required tax withholding.

Suspension or Delay in Payment of Withdrawal or Surrender — We will remit payment of a withdrawal or surrender request from an indexed segment within 5 business days of the date we receive it.

We may delay payment of a withdrawal or surrender for up to six months from the Declared Rate Account or any segment using a Guaranteed Interest Strategy.

DEATH BENEFIT

Death of an Owner — If an Owner dies before the Annuity Date while this Contract is in force, we will pay the death benefit to the Beneficiary.  If an Owner dies on or after the Annuity Date, the Beneficiary will become the new Owner and remaining payments must be distributed at least as rapidly as under the Annuity Option in effect at the time of the Owner’s death.

Death of the Annuitant — If the Annuitant is not an Owner and dies prior to the Annuity Date, the Primary Owner will become the new Annuitant unless you designate otherwise.  If any Owner is not an individual, we will treat the death of an Annuitant as the death of an Owner.

Death Benefit — We calculate the death benefit as of the date we receive proof of death.  The death benefit is equal to the greater of ‘A’ or ‘B’, where:

•                  ‘A’ is the sum of the Declared Rate Account Value plus the Segment Values of all segments using a Guaranteed Interest Strategies plus the Segment Investment of all the indexed segments; and,

•                  ‘B’ is the Contract Value plus the Market Value Adjustment, but only if it would increase the Death Benefit.

Only one death benefit is payable under this Contract, even though the Contract may, in some circumstances, continue beyond an Owner’s death.

Payment of the Death Benefit — Unless an Owner instructs us otherwise, the Beneficiary may take the entire death benefit immediately and the Contract will terminate.  If not taken immediately, the entire interest in the Contract must be distributed under one of the following options:

1)             it must be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distribution beginning within one year of the deceased Owner’s death; or

2)             it must be distributed within 5 years of the deceased Owner’s death.

If there is more than one Beneficiary, these provisions apply to each Beneficiary individually.

If the Beneficiary is the deceased Owner’s spouse, the surviving spouse may, instead of taking the death benefit, continue the Contract and become the new Owner if the surviving spouse meets all the requirements in the “Change of Owner” provision.  The surviving spouse may designate a new Beneficiary.  Upon the surviving spouse’s death, the Beneficiary may take the entire death benefit immediately and the Contract will terminate.  If not taken immediately, the death benefit must be distributed to the Beneficiary according to either paragraph 1) or 2), above.

We will pay the death benefit as soon as administratively possible after we receive a claim in good order and due proof of death.  We pay interest on the death benefit only as required under applicable state law.

INCOME PAYMENTS

Annuity Date — When we issue the Contract the Annuity Date is the Latest Annuity Date as shown on the Schedule.  You may change the Annuity Date if you select one that is after the 1st Contract Anniversary and at least 30 days after you give us the instruction.  The Annuity Date may not be later than the Latest Annuity Date without our consent.

If this Contract is in force on the Annuity Date, you may apply the Contract Value minus any applicable premium tax, to an Annuity Option and begin income payments.  Or, you may take that amount in a lump sum.  We do not apply the market value adjustment or assess a withdrawal charge on amounts withdrawn, surrendered, or applied to an Annuity Option on the Annuity Date.

Income Payments — Income payments are guaranteed periodic payments from us to the designated Payee, made according to the Annuity Option you have selected, but not less often than once a year.  Income payments may not be altered or surrendered after the Annuity Date, unless specifically permitted according to the terms of the Annuity Option you select.

Selection of the Annuity Option — You may select or change an Annuity Option up to 30 days before the Annuity Date.  If you have not selected an Annuity Option by then, we will begin income payments one month after the Annuity Date.  Those payments will be determined by applying your Contract Value (or, the Minimum Surrender Value, if greater) minus any applicable premium tax to fixed monthly income payments under “Option B - Life Income with Payments for a 10-Year Certain Period”.

Annuity Options — You may select from among the following Annuity Options.

OPTION A — PAYMENTS FOR A CERTAIN PERIOD:  We will make income payments for the period you select from among those available at the time you make your selection.  You may not choose a certain period less than 10 years without our consent.  Payments under this Annuity Option do not depend on the life of an Annuitant.

OPTION B — LIFE INCOME WITH OR WITHOUT A CERTAIN PERIOD:  Payments are based on the life of an Annuitant.  We reserve the right to require proof that the Annuitant is living before we make any income payment under Option B.

If you include a certain period, we will make income payments for the lifetime of the Annuitant guaranteed for, at least, the period you select.  No certain period may be less than 10 years without our consent.  Income payments stop at the end of the certain period or when the Annuitant dies, whichever is later.

If no certain period is selected, income payments will end upon the death of the Annuitant regardless of how few, or even whether any income payments have been made.

However, if no certain period is selected and the Annuitant dies within one month of the Annuity Date but before the first income payment has been made, we will terminate this Contract and immediately pay the Beneficiary the amount applied to the Annuity Option in a lump sum.

ADDITIONAL OPTION:  You may choose any other annuity option we offer at the time you make your selection.

Minimum Amounts — If you request a payment frequency that would result in income payments of less than $20, we reserve the right to change their frequency to an interval that will result in a payment at least equal to that amount.

Guaranteed Purchase Rates — The guaranteed interest basis for fixed income payments is 1.00%.  The mortality basis is 60% of the Annuity 2000 Mortality Table projected 9 years using the annual projection factors associated with the 1983 Individual Annuitant Mortality Table.  One year will be deducted from the attained age of the Annuitant for every 3 completed years beyond the year 2009. Upon request, we will furnish you the guaranteed purchase rates for ages and periods not shown below.  Annuity benefits available on the Annuity Date will not be less than those provided by the application of an equivalent amount to the purchase of a single premium immediate annuity contract offered by us on the Annuity Date to the same class of Annuitants for the same Annuity Option.

FIXED ANNUITY TABLES

These tables illustrate the minimum fixed monthly annuity payment rates for each $1,000 applied.

OPTION A TABLE	OPTION B TABLE
Payments for a	Life Income with or without a
Certain Period	Certain Period

					Life with 10 Year
	Monthly	Age of	Life Only		Certain Period
Years	Payment	Annuitant	Male	Female	Male	Female
10	8.76	60	2.99	2.75	2.97	2.74
15	5.98	65	3.44	3.14	3.40	3.12
20	4.60	70	4.05	3.67	3.94	3.61
25	3.77	75	4.85	4.40	4.62	4.27
30	3.21	80	5.95	5.44	5.43	5.10
		85	7.46	6.92	6.32	6.05
		90	9.52	8.98	7.19	6.99
		95	12.31	11.65	7.96	7.81

PROTECTIVE LIFE INSURANCE COMPANY           [ P. O. BOX 1928        BIRMINGHAM, ALABAMA 35282-8238 ]

ROTH IRA ENDORSEMENT

The Contract to which this Endorsement is attached is issued as a Roth IRA under Section 408A of the Internal Revenue Code of 1986, as amended (the “Code”).  Accordingly, the applicable provisions of the Contract are restricted or amended by this Endorsement as required by Code Section 408A.  Your failure to comply with Code Section 408A requirements may result in adverse tax consequences.  This Endorsement remains in effect, subject to amendment as provided in Endorsement Section 7, as long as the Contract to which it is attached remains in effect.  The terms and conditions in this Endorsement supersede any conflicting provision in the Contract.  Contract provisions not expressly modified by this Endorsement remain in full force and effect.

The Contract is amended as follows:

1.              OWNER AND ANNUITANT  (Primary Contract Impact:  “PARTIES TO THE CONTRACT” Section)

The Annuitant must be an individual who is the sole Owner, and all payments made from the Contract while the Annuitant is alive must be made to the Annuitant.  Except as permitted under Section 4 of this Endorsement, and otherwise permitted under the Code and applicable regulations, neither the Owner nor the Annuitant can be changed.

2.              NONTRANSFERABLE AND NONFORFEITABLE  (Primary Contract Impact:  “PARTIES TO THE CONTRACT” Section; “Assignment” and “Protection of Proceeds” Provisions in the “GENERAL PROVISIONS” Section)

The Contract is established for the exclusive benefit of the Owner and his or her beneficiaries.   The Owner’s interest under the Contract is nontransferable, and except as provided by law, is non-forfeitable.  In particular, the Contract may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of any obligation or for any other purpose, to any person other than the Company (other than a transfer incident to a divorce or separation instrument in accordance with Code Section 408(d)(6)).

3.              PURCHASE PAYMENTS  (Primary Contract Impact:  “PURCHASE PAYMENTS” Section)

The Contract may permit only a single Purchase Payment, or it may permit an initial Purchase Payment and subsequent Purchase Payments.  A Purchase Payment that is permitted under the Contract may include a qualified rollover contribution, a nontaxable transfer from another Roth IRA, a recharacterization (as defined in subsection (e) below), and a contribution in cash.  The total of such cash contributions to all the Owner’s Roth IRAs for a taxable year must not exceed the applicable amount (as defined in subsection (a) below) or the Owner’s compensation (as defined in subsection (h) below), if less, for that taxable year.  The cash contribution described in the previous sentence that may not exceed the lesser of the applicable amount or the Owner’s compensation is referred to as a “regular contribution.”  However, notwithstanding the dollar limits on contributions, an Owner may make a repayment of a qualified reservist distribution described in Code Section 72(t)(2)(G) during the 2-year period beginning on the day after the end of the active duty period.  A “qualified rollover contribution” includes (1) a rollover contribution of a distribution from an IRA that meets the requirements of Code Section 408(d)(3), except that the one-rollover-per-year rule of Code Section 408(d)(3)(B) does not apply if the rollover contribution is from an IRA other than a Roth IRA (a “non-Roth IRA”), (2) a rollover from a designated Roth account described in Code Section 402A, and (3) a rollover from an eligible retirement plan described in Code Section 402(c)(8)(B).  A Purchase Payment that is permitted under the Contract may be limited under subsections (a) through (d) below.

(a)         Applicable amount.  The applicable amount is determined below:

(i)             If the Owner is under age 50, the applicable amount is $5,000 for any taxable year beginning in 2008 and years thereafter.  After 2008, the $5,000 amount will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 219(b)(5)(D).  Such adjustments will be in multiples of $500.

(ii)          If the Owner is age 50 or older, the applicable amount under paragraph (i) above is increased by $1,000 for any taxable year beginning in 2006 and years thereafter.

ICC11-GAF-P-9001	[ 12/11 ]

1

(b)         Regular contribution limit.  The maximum regular contribution that can be made to all the Owner’s Roth IRAs for a taxable year is the smaller amount determined under paragraph (i) or paragraph (ii) below.

(i)             The maximum regular contribution is phased out ratably between certain levels of modified adjusted gross income (“modified AGI”), depending on the Owner’s filing status.  The maximum regular contribution is phased out (1) between modified AGI of $95,000 and $110,000 for a single individual or head of household, (2) between modified AGI of $150,000 and $160,000 for a married individual filing a joint return or a qualified widow(er), and (3) between modified AGI of $0 and $10,000 for a married individual filing a separate return.  If the Owner’s modified AGI for a taxable year is in the phase-out range, the maximum regular contribution determined under the preceding sentence for that taxable year is rounded up to the next multiple of $10 and is not reduced below $200.  After 2006, the dollar amounts will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 408A(c)(3). Such adjustments will be in multiples of $1,000.

(ii)          If the Owner makes regular contributions to both Roth and nonRoth IRAs for a taxable year, the maximum regular contribution that can be made to all the Owner’s Roth IRAs for that taxable year is reduced by the regular contributions made to the Owner’s nonRoth IRAs for the taxable year.

An Owner’s modified AGI for a taxable year is defined in Code Section 408A(c)(3)(C)(i) and does not include any amount included in adjusted gross income as a result of a rollover from an eligible retirement plan other than a Roth IRA (a “conversion”).

(c)          SIMPLE IRA Limits.  No contribution will be accepted under a SIMPLE IRA plan established by any employer pursuant to Code Section 408(p).  No transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date the Owner first participated in that employer’s SIMPLE IRA plan.

(d)         Minimum Purchase Payment.  The Contract may require a minimum Purchase Payment.  If subsequent Purchase Payments are permitted under the Contract, no subsequent Purchase Payment will be accepted unless it is equal to at least $50.

(e)          Recharacterization.  A regular contribution to a non-Roth IRA may be recharacterized pursuant to the rules in § 1.408A-5 of the Income Tax Regulations as a regular contribution to this IRA, subject to the limits in (b) above.

(f)           Compensation.  For purposes of this section, compensation is defined in Code Section 219(f) and includes wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in Code Section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan).  For purposes of this definition, Code Section 401(c)(2) shall be applied as if the term trade or business for purposes of Code Section 1402 included service described in subsection (c)(6).  Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income.  Compensation also does not include any amount received as a pension or annuity or as deferred compensation.  The term “compensation” shall include any amount includible in the individual’s gross income under Code Section 71 with respect to a divorce or separation instrument described in subparagraph (A) of Code Section 71(b)(2).  The term “compensation” includes any differential wage payment, as defined in Code Section 3401(h)(2).  For purposes of this definition, the amount of compensation includible in an individual’s gross income shall be determined without regard to Code Section 112.  In the case of a married individual filing a joint return, the greater compensation of his or her spouse is treated as his or her own compensation, but only to the extent that such spouse’s compensation is not being used for purposes of the spouse making a contribution to a Roth IRA or a deductible contribution to a non-Roth IRA.

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4.              REQUIRED DISTRIBUTIONS  (Primary Contract Impact:  “DEATH BENEFIT” and “ANNUITY INCOME PAYMENTS” Sections)

Notwithstanding any provisions of this Roth IRA to the contrary, the distribution of the Owner’s interest in the Roth IRA shall be made in accordance with the requirements of Code Section 408(b)(3), as modified by Code Section 408A(c)(5), and the regulations thereunder, the provisions of which are herein incorporated by reference.  However, if distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the Contract (as determined in subsection (c) below) instead must satisfy the requirements of Code Section 408(a)(6), as modified by Code Section 408A(c)(5), and the regulations thereunder.

(a)         While the Owner is alive, no amount is required to be distributed prior to the date annuity payments are to commence under the Contract.  If the Owner is alive on the date that annuity payments (or income payments) are to commence under the Contract, such annuity payments will be made.

(b)         Upon the death of the Owner, the entire remaining interest in the Contract (as determined in subsection (c) below) will be distributed at least as rapidly as follows:

(i)             This paragraph applies if the designated beneficiary is someone other than the Owner’s surviving spouse.

The entire interest in the Contract will be distributed, starting by the end of the calendar year following the calendar year of the Owner’s death, over the designated beneficiary’s life, or over a period not extending beyond the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the Owner’s death, or, if elected, in accordance with subsection (b)(iii) below.

If the Owner of a deferred annuity contract dies on or after the date that annuity payments commence, or the Owner of a single premium immediate annuity contract dies at any time, and the annuity payments to be made under the Contract after the Owner’s death will not satisfy the requirements of Code Section 401(a)(9)(B), as modified by Code Section 408A(c)(5), we instead will pay any remaining interest in the Contract in a lump sum immediately, and in all events by the end of the calendar year containing the fifth anniversary of the Owner’s death.

(ii)          This paragraph applies if the Owner’s sole designated beneficiary is the Owner’s surviving spouse.

Except as provided in subsection (e) below, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Owner’s death (or by the end of the calendar year in which the Owner would have attained age 70½, if later), over such spouse’s life, over a period not extending beyond the remaining life expectancy of the surviving spouse, or, if elected, in accordance with subsection (b)(iii) below. If the surviving spouse dies before required distributions commence to him or her, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse’s death, over the spouse’s designated beneficiary’s life, or over a period not extending beyond the spouse’s designated beneficiary’s remaining life expectancy determined using such beneficiary’s age as if his or her birthday in the year following the death of the spouse, or, if selected, will be distributed in accordance with subsection (b)(iii) below. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will continue to be distributed under the contract option chosen.

If the Owner of a deferred annuity contract dies on or after the date that annuity payments commence, or the Owner of a single premium immediate annuity contract dies at any time, and the annuity payments to be made under the Contract after the Owner’s death will not satisfy the requirements of Code Section 401(a)(9)(B), as modified by Code Section 408A(c)(5), we instead will pay any remaining interest in the Contract in a lump sum immediately, and in all events by the end of the calendar year containing the fifth anniversary of the Owner’s death.

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(iii)       If there is no designated beneficiary, or if applicable by operation of subsection (b)(i) or (b)(ii) above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the Owner’s death (or of the spouse’s death in the case of the surviving spouse’s death before distributions are required to begin under paragraph (b)(ii) above).

(iv)      Life expectancy is determined using the Single Life Table in Q&A-1 of § 1.401(a)(9)-9 of the Income Tax Regulations.  If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse’s remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse’s age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary’s age in the year specified in subsection (b)(i) or (b)(ii) and reduced by 1 for each subsequent year.  If distributions are made in the form of an annuity, life expectancy is not recalculated.

(c)          The “interest” in the Contract includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of Section 1.408-8 of the Income Tax Regulations.  Also, prior to the date that annuity payments commence on an irrevocable basis (except for acceleration) the “interest” in the Contract includes the actuarial value of any other benefits provided under the Contract, such as guaranteed death benefits.

If the Contract is a deferred annuity contract and the Owner dies on or after the date that annuity payments commence, interest in the Contract is the present value of the future annuity payments, if any, to be made under the annuity option in effect at the time of the Owner’s death.

If the Contract is a single premium immediate annuity contract and the Owner dies within 30 days of the Effective Date of the Contract and before the Income Date, the interest in the Contract is the Purchase Payment for the Contract.  Otherwise, the interest in the Contract is the present value of the future income payments, if any, to be made under the annuity option in effect at the time of the Owner’s death.

(d)         For purposes of subsection (b)(ii) above, required distributions are considered to commence on the date distributions are required to begin to the surviving spouse under such paragraph. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of § 1.401(a)(9)-6 of the Income Tax Regulations, then required distributions are considered to commence on the annuity starting date.

(e)          If the Contract is a deferred annuity contract, the Owner dies prior to the date annuity payments commence, and the sole designated beneficiary is the Owner’s surviving spouse, the surviving spouse may elect to treat the Roth IRA as his or her own Roth IRA.  If this election is made, the surviving spouse will be the Owner and the Annuitant.  This election will be deemed to have been made if such surviving spouse makes a Purchase Payment that is permitted under the Contract or fails to take required distributions as a beneficiary.  This election may only be made once, and thus may not be made a second time if the surviving spouse designated beneficiary elects to treat the Roth IRA as his or her own, remarries, and names his or her new spouse as the sole designated beneficiary.

5.              ANNUAL REPORTS  (Primary Contract Impact:  “Reports” in the “GENERAL PROVISIONS” Section)

The Company will furnish annual calendar year reports concerning the status of this Contract and such information concerning required minimum distributions as is prescribed by the Commissioner of the Internal Revenue Service.

6.              CODE SECTION 72(s)  (Primary Contract Impact:  “DEATH BENEFIT” Section)

All references in the Contract to Code Section 72(s) are deleted.

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7.              AMENDMENT OF THIS ENDORSEMENT

The Company reserves the right, and the Owner agrees the Company shall have such right, to make any amendments to this Endorsement from time to time as may be necessary to comply with the Code, as amended, and the regulations thereunder.  We will obtain all necessary approvals including, where required, that of the Owner and will send you a copy of the endorsement that modifies your Contract.  We will not be responsible for any adverse tax consequences resulting from the rejection of such an amendment.

8.              GROUP CONTRACT

If this Endorsement is used with a certificate issued under a group contract, the term “Owner” refers to the Participant/Annuitant and the term “Contract” refers to your Certificate.

Signed for the Company and made a part of the Contract as of its Issue Date.

PROTECTIVE LIFE INSURANCE COMPANY

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PROTECTIVE LIFE INSURANCE COMPANY         [ P. O. BOX 1928         BIRMINGHAM, ALABAMA 35282-8238 ]

INDIVIDUAL RETIREMENT ANNUITY (IRA) ENDORSEMENT

The Contract to which this Endorsement is attached is issued as an individual retirement annuity under Section 408(b) of the Internal Revenue Code of 1986, as amended (the “Code”).  Accordingly, the applicable provisions of the Contract are restricted or amended by this Endorsement as required by Code Section 408.  Your failure to comply with Code Section 408 requirements may result in adverse tax consequences. This Endorsement remains in effect, subject to amendment as provided in Endorsement Section 13, as long as the Contract to which it is attached remains in effect.  The terms and conditions in this Endorsement supersede any conflicting provision in the Contract.  Contract provisions not expressly modified by this Endorsement remain in full force and effect.

The Contract is amended as follows:

1.              OWNER AND ANNUITANT  (Primary Contract Impact:  “PARTIES TO THE CONTRACT” Section)

The Annuitant must be an individual who is the sole Owner, and all payments made from the Contract while the Annuitant is alive must be made to the Annuitant.  Except as permitted under Section 8 and Section 10 of this Endorsement, and otherwise permitted under the Code and applicable regulations, neither the Owner nor the Annuitant can be changed.

2.              NONTRANSFERABLE AND NONFORFEITABLE  (Primary Contract Impact:  “PARTIES TO THE CONTRACT” Section; “Assignment” and “Protection of Proceeds” Provisions in the “GENERAL PROVISIONS” Section)

The Contract is established for the exclusive benefit of the Owner and his or her beneficiaries.   The Owner’s interest under the Contract is nontransferable, and except as provided by law, is non-forfeitable.  In particular, the Contract may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of any obligation or for any other purpose, to any person other than the Company (other than a transfer incident to a divorce or separation instrument in accordance with Code Section 408(d)(6)).

3.              UNISEX RATES  (Primary Contract Impact:  “Error in Age or Gender” in the “GENERAL PROVISIONS” Section; “ANNUITY INCOME PAYMENTS” Section

If the Contract is issued in connection with a Simplified Employee Pension, the method of calculating Purchase Payments and benefits under the Contract are to be based on unisex rates, and any references to sex (with regard to rates and benefits) in the Contract are deleted.

4.              PURCHASE PAYMENTS  (Primary Contract Impact:  “PURCHASE PAYMENTS” Section)

The Contract may permit only a single Purchase Payment, or it may permit an initial Purchase Payment and subsequent Purchase Payments.  A Purchase Payment that is permitted under the Contract may include a rollover contribution (as permitted by Code Sections 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) and 457(e)(16)), a nontaxable transfer from an individual retirement plan under Code Section 7701(a)(37), a contribution made in accordance with the terms of a Simplified Employee Pension as described in Code Section 408(k), and a contribution in cash not to exceed the amount permitted under Code Sections 219(b) and 408(b), (or such other amount provided by applicable federal tax law).  In particular, unless otherwise provided by applicable federal tax law:

A.            The total cash contributions shall not exceed $5,000 for any taxable year beginning in 2008 and years thereafter.  After 2008, the annual cash contribution limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 219(b)(5)(D).  Such adjustments will be in multiples of $500.

B.            In the case of an Owner who is age 50 or older, the annual cash contribution limit is increased by $1,000 for any taxable year beginning in 2006 and years thereafter.

C.            In addition to the amounts described above, a Purchase Payment that is permitted under the Contract may include a repayment of a qualified reservist distribution described in Code Section 72(t)(2)(G) during the 2-year period beginning on the day after the end of the active duty period.

ICC11-GAF-P-9002	[ 12/11 ]

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The Contract may require a minimum Purchase Payment.  If subsequent Purchase Payments are permitted under the Contract, no subsequent Purchase Payment will be accepted unless it is equal to at least $50.

No contribution will be accepted under a SIMPLE IRA plan established by any employer pursuant to Code Section 408(p).  No transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an Individual Retirement Account under Code Section 408(a) or an Individual Retirement Annuity under Code Section 408(b) used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date the Owner first participated in that employer’s SIMPLE IRA plan.

5.              REQUIRED DISTRIBUTIONS GENERALLY  (Primary Contract Impact:  “DEATH BENEFIT” and “ANNUITY INCOME PAYMENTS” Sections)

Notwithstanding any provision of the Contract to the contrary, the distribution of the Owner’s interest in the Contract shall be made in accordance with the requirements of Code Sections 401(a)(9) and 408(b)(3) and the regulations thereunder, the provisions of which are herein incorporated by reference.  If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the Contract (as determined under Section 8.C. of this Endorsement) must satisfy the requirements of Code Section 408(a)(6) and the regulations thereunder, rather than Sections 7 and 8 of this Endorsement.

6.              REQUIRED BEGINNING DATE

As used in this Endorsement, the term “Required Beginning Date” means April 1 of the calendar year following the calendar year in which the participant attains age 70½, or such other date as provided by law.

7.              DISTRIBUTIONS DURING OWNER’S LIFE  (Primary Contract Impact:  “ANNUITY INCOME PAYMENTS” Section)

A.            Unless otherwise permitted under applicable law, the Owner’s entire interest in the Contract will commence to be distributed no later than the Required Beginning Date over:

(i)             the life of the Owner, or the lives of the Owner and his or her designated beneficiary (within the meaning of Code Section 401(a)(9)), or

(ii)          a period certain not extending beyond the life expectancy of the Owner, or the joint and last survivor expectancy of the Owner and his or her designated beneficiary.

Payments must be made in periodic payments at intervals of no longer than one year. Unless otherwise provided by applicable federal tax law, payments must be either nonincreasing or they may increase only as provided in Q&As-1 and -4 of Section 1.401(a)(9)-6 of the Income Tax Regulations, and any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of Section 1.401(a)(9)-6 of the Income Tax Regulations.

The distribution periods described in this subsection A cannot exceed the periods specified in Section 1.401(a)(9)-6 of the Income Tax Regulations (except as otherwise provided by applicable federal tax law).

B.            If the Owner’s interest is to be distributed over a period greater than one year, the amount to be distributed by December 31 of each year (including the year in which the Required Beginning Date occurs) will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder.  If annuity payments commence on or before the Required Beginning Date, the first required payment can be made as late as the Required Beginning Date and must be the payment that is required for one payment interval.  The second payment need not be made until the end of the next payment interval.  If all or a portion of an individual account is used to purchase an annuity after distributions are required to commence (the Required Beginning Date, in the case of distributions commencing before death, or the date determined under Q&A-3 of Section 1.401(a)(9)-3 of the Income Tax Regulations, in the case of distributions commencing after death), payments under the annuity, and distributions of any remaining account, must be made in accordance with Q&A-5(e) of Section 1.401(a)(9)-5 of the Income Tax Regulations.

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8.              DISTRIBUTIONS AFTER DEATH OF THE OWNER  (Primary Contract Impact:  “DEATH BENEFIT” and “ANNUITY INCOME PAYMENTS” Sections)

A.            If the Owner dies on or after required distributions commence, the remaining portion of his or her interest in the Contract, if any, will be distributed at least as rapidly as under the annuity option chosen.

However, if the Contract is a single premium immediate annuity contract, the Owner dies after the Required Beginning Date and prior to the Income Date, and the annuity payments to be made under the Contract will not be paid at least as rapidly as under the method of distributions being used as of the date of the Owner’s death, we instead will pay any remaining interest in the Contract (as determined under Section 8.C. of this Endorsement) in a lump sum immediately, and in all events at least as rapidly as under the method of distributions being used as of the date of the Owner’s death.

B.            If the Owner dies before required distributions commence, his or her entire interest in the Contract (as determined under Section 8.C. of this Endorsement) will be distributed at least as rapidly as follows:

(i)             This paragraph applies if the designated beneficiary is someone other than the Owner’s surviving spouse.

The entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Owner’s death, over the designated beneficiary’s life, or over a period not extending beyond the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the individual’s death, or, if elected, in accordance with subsection B(iii) below.

If the Contract is a single premium immediate annuity contract, the Owner dies prior to the Income Date, and the annuity payments to be made under the Contract will not be paid over the designated beneficiary’s life, or over a period not extending beyond the remaining life expectancy of the designated beneficiary, we instead will pay any remaining interest in the Contract in a lump sum immediately, and in all events by the end of the calendar year containing the fifth anniversary of the Owner’s death.

(ii)          This paragraph applies if the Owner’s sole designated beneficiary is the Owner’s surviving spouse.

Except as provided in subsection E below, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Owner’s death (or by the end of the calendar year in which the Owner would have attained age 70½, if later), over the surviving spouse’s life, over a period not extending beyond the remaining life expectancy of the surviving spouse, or, if elected, in accordance with subsection B(iii) below.  If the surviving spouse dies before required distributions commence to him or her, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse’s death, over the spouse’s designated beneficiary’s life, or over a period not extending beyond the spouse’s designated beneficiary’s remaining life expectancy determined using such beneficiary’s age as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with subsection B(iii) below.  If the surviving spouse dies after required distributions commence to him or her, any remaining interest will be distributed at least as rapidly as under the annuity option chosen.

If the Contract is a single premium immediate annuity contract, the Owner dies prior to the Income Date, and the annuity payments to be made under the Contract will not be paid over the surviving spouse’s life, or over a period not extending beyond the remaining life expectancy of the surviving spouse, we instead will pay any remaining interest in the Contract in a lump sum immediately, and in all events by the end of the calendar year containing the fifth anniversary of the Owner’s death.

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(iii)       If there is no designated beneficiary, or if applicable by operation of subsection B(i) or B(ii) above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the Owner’s death (or of the spouse’s death in the case of the surviving spouse’s death before distributions are required to begin under subsection B(ii) above).

(iv)      Life expectancy is determined using the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations.  If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse’s remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse’s age in the year.  In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary’s age in the year specified in subsection B(i) or (ii) and reduced by 1 for each subsequent year.  If distributions are made in the form of an annuity, life expectancy is not recalculated.

C.            The “interest” in the Contract includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of Section 1.408-8 of the Income Tax Regulations.  Also, prior to the date that annuity payments commence on an irrevocable basis (except for acceleration) the “interest” in the Contract includes the actuarial value of any other benefits provided under the Contract, such as guaranteed death benefits.

If the Contract is a single premium immediate annuity contract and the Owner dies prior to the Income Date, the interest in the Contract is (1) the Purchase Payment for the Contract, if the Owner dies within 30 days of the Effective Date of the Contract, or (2) the present value of the future income payments, if any, to be made under the annuity option in effect at the time of the Owner’s death, if the Owner dies more than 30 days after the Effective Date of the Contract.

D.            For purposes of subsections A and B above, required distributions are considered to commence on the Required Beginning Date or, if applicable, on the date distributions are required to begin to the surviving spouse under subsection B(ii) above.  However, if distributions start prior to the applicable date in the preceding sentence on an irrevocable basis (except for acceleration) in accordance with the requirements of Section 1.401(a)(9)-6 of the Income Tax Regulations, then required distributions are considered to commence on the annuity starting date.

E.             If the Contract is a deferred annuity contract, the Owner dies prior to the date annuity payments commence, and the sole designated beneficiary is the Owner’s surviving spouse, the sole designated beneficiary is the Owner’s surviving spouse, the surviving spouse may elect to treat the Contract as his or her own IRA.  If this election is made, the surviving spouse will be the Owner and the Annuitant.  This election will be deemed to have been made if such surviving spouse makes a Purchase Payment that is permitted under the Contract or fails to take required distributions as a beneficiary.  This election may only be made once, and thus may not be made a second time if the surviving spouse designated beneficiary elects to treat the IRA as his or her own, remarries, and names his or her new spouse as the sole designated beneficiary.

9.              ANNUITY OPTIONS  (Primary Contract Impact:  “ANNUITY INCOME PAYMENTS” Section)

All annuity options under the Contract must meet the requirements of Code Sections 401(a)(9) and 408(b)(3). The provisions of this Endorsement reflecting the requirements of these Code Sections override any annuity option that is inconsistent with such requirements.

If guaranteed payments are to be made under the Contract, the period over which the guaranteed payments are to be made must not exceed the period permitted under Section 1.401(a)(9)-6 of the Income Tax Regulations (except as otherwise provided by applicable federal tax law).

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10.       INHERITED IRA  (Primary Contract Impact:  “PARTIES TO THE CONTRACT” Section; “Assignment” and “Protection of Proceeds” Provisions in the “GENERAL PROVISIONS” Section); “PURCHASE PAYMENTS”, “DEATH BENEFIT”, and “ANNUITY INCOME PAYMENTS” Sections)

Notwithstanding any provision of this IRA to the contrary, and unless otherwise provided by federal tax law, this section shall apply if this IRA is issued as an inherited individual retirement annuity within the meaning of Code Section 408(d)(3)(C).

A.            Permissible Purchase Payment.  A Purchase Payment  that is permitted under the Contract must be in the form of a direct rollover from an eligible retirement plan of a deceased employee that is permitted under Code Section 402(c)(11), or a nontaxable transfer from an individual retirement plan under Code Section 7701(a)(37) of a deceased individual.  The deceased employee and deceased individual are collectively referred to herein as the “Deceased Individual.”

B.            Non-spouse Beneficiary.  This IRA must be established and maintained for the benefit of a beneficiary under the Deceased Individual’s eligible retirement plan or individual retirement plan from which the premium is rolled over or transferred, and the beneficiary must not be the surviving spouse of the Deceased Individual.  If the beneficiary is an individual, the individual must be a designated beneficiary of the Deceased Individual within the meaning of Code Section 401(a)(9)(E).  The IRA may be established on behalf of a trust that is the Deceased Individual’s beneficiary, provided that the beneficiaries of the trust meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E).

C.            Distributions Before Death Rules Do Not Apply.  Section 7, relating to distributions during the Owner’s life, does not apply.

D.            Distribution Upon Death Rules Apply.  The distribution of the interest in the IRA shall be made in accordance with the applicable requirements of Code Sections 401(a)(9)(B), 401(a)(9)(H), and 408(b)(3).  Section 8 shall apply as if the Deceased Individual is the Owner.  Whether the Owner died on or after required distributions commenced, or before required distributions commenced, is determined by whether the Deceased Individual died on or after required distributions commenced, or before required distributions commenced, respectively, under the eligible retirement plan or individual retirement plan from which the premium is rolled over or transferred.

E.             In the case of a Contract issued in connection with a direct rollover from an eligible retirement plan of the Deceased Individual under Code Section 402(c)(11), the rules for determining the required minimum distribution under the plan with respect to the Deceased Individual’s designated beneficiary also apply under the Contract.  However, if the plan requires the entire interest to be distributed by the end of the calendar year containing the fifth anniversary of the Deceased Individual, the entire interest nevertheless may be distributed, starting by the end of the calendar year following the calendar year of the Deceased Individual’s death, over the designated beneficiary’s life, or over a period not extending beyond the remaining life expectancy of the designated beneficiary, provided that (1) the distribution from the plan that is directly rolled over to this Contract is made prior to the end of the year following the year of the Deceased Individual’s death, and (2) the required minimum distributions under the Contract are determined under Code Section 401(a)(9)(B)(iii) using the same designated beneficiary, unless otherwise provided by applicable law.

F.              Surviving Spouse Provisions.  The provisions of section 8 relating to a designated beneficiary who is a surviving spouse do not apply.

11.       ANNUAL REPORTS  (Primary Contract Impact:  “Reports” in the “GENERAL PROVISIONS” Section)

The Company will furnish annual calendar year reports concerning the status of this Contract and such information concerning required minimum distributions as is prescribed by the Commissioner of the Internal Revenue Service.

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12.       CODE SECTION 72(s)  (Primary Contract Impact:  “DEATH BENEFIT” Section)

All references in the Contract to Code Section 72(s) are deleted.

13.       AMENDMENT OF THIS ENDORSEMENT

The Company reserves the right, and the Owner agrees the Company shall have such right, to make any amendments to this Endorsement from time to time as may be necessary to comply with the Code, as amended, and the regulations thereunder.  We will obtain all necessary approvals including, where required, that of the Owner and will send you a copy of the endorsement that modifies your Contract.  We will not be responsible for any adverse tax consequences resulting from the rejection of such an amendment.

14.       GROUP CONTRACT

If this Endorsement is used with a certificate issued under a group contract, the term “Owner” refers to the Participant/Annuitant and the term “Contract” refers to your Certificate.

Signed for the Company and made a part of the Contract as of its Issue Date.

PROTECTIVE LIFE INSURANCE COMPANY

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Will be needed in production only if necessary to force

“back page” text to the reverse in a two-sided print process.

SG-IMGA-P-20##	[ 5/18 ]

PROTECTIVE LIFE INSURANCE COMPANY

[ Nashville, Tennessee ]

(A Stock Insurance Company)

INDIVIDUAL LIMITED FLEXIBLE PREMIUM DEFERRED MODIFIED GUARANTEED ANNUITY

FIXED AND INDEX-LINKED INTEREST CREDITING STRATEGIES

Includes a Waiver of Market Value Adjustment and Withdrawal Charge

(Non-Participating)

THIS IS A LEGALLY BINDING CONTRACT - READ IT CAREFULLY

Administrative Office:

PROTECTIVE LIFE INSURANCE COMPANY

[ www.protective.com ]

[ 2801 Highway 280 South, Birmingham, Alabama  35223

P. O. Box 1928, Birmingham, Alabama 35201-1928

(800) 456-6330 ]

FOR FILING — NOT AVAILABLE IN PRODUCT VERSION 1

PROTECTIVE LIFE INSURANCE COMPANY [ P. O. BOX 1928 BIRMINGHAM, ALABAMA 35201-1928 ]

DOLLAR COST AVERAGING STRATEGY ENDORSEMENT

We are amending your Contract to describe the Dollar Cost Averaging (“DCA”) Strategy. This endorsement remains in effect until the Annuity Date, or until the Contract to which it is attached is cancelled, surrendered or otherwise terminated. The terms and conditions in this endorsement supersede any conflicting provision in the Contract. Contract provisions not expressly modified by this endorsement remain in full force and effect.

Dollar Cost Averaging Strategy — Amounts allocated to a segment using the DCA Strategy will be used to automatically establish new segments using the single Indexed Interest Strategy in your instruction on a periodic basis.

•                  Transfers from a DCA segment with a Term less than one year will be made on each successive Start Date following the date on which the DCA segment was established.

•                  Transfers from a DCA segment with a Term of one year (or longer) will be made on the first Start Date of each successive month, following the date on which the DCA segment was established.

We will use equal portions of the amount applied to establish the DCA segment to establish the new indexed segments. Interest credited to the DCA segment will accumulate over the entire Term and will be included in the amount transferred to establish the final indexed segment.

The amount applied to establish a DCA segment must be sufficient to fund every indexed segment that will be established based the “Minimum Amount Required to Establish a Segment” shown on the Schedule.

We will not establish a DCA segment if, after all the indexed segments resulting from it are established, the total number of existing segments exceeds the “Maximum Existing Segments Permitted” shown on the Schedule.

You may terminate a DCA segment at any time during its Term. Any Strategy Value remaining will be automatically transferred into the Declared Rate Account, unless you instruct us otherwise. Termination will not impact any of the indexed segments established prior to the date the DCA segment was terminated.

Crediting Interest — Amounts applied to a DCA segment earn interest beginning on the date the DCA segment is established, at the annual effective rate in effect for that DCA Strategy on that date. The interest rate is guaranteed, and will apply to the declining Segment Value over the entire Term. Refer to the “INTEREST CREDITING STRATEGIES” and the “GUARANTEED INTEREST STRATEGIES” sections of the Contract for information about how the interest rate is determined, and how interest is calculated and credited to the segment.

ICC17-IMGA-P-50##	[5/18]

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DCA Strategy Interest Rates and Terms — From time to time, we announce the DCA strategy terms available and interest rates associated with them. We will not create a DCA Strategy with a Term less than 3 months in length. Because interest rates fluctuate, the rate we offer for DCA segments with the same Term but established at different times will vary. You may call us or your financial advisor to obtain information on the Terms and interest rates currently being offered.

Signed for the Company and made a part of the Contract as of the Endorsement Date.

PROTECTIVE LIFE INSURANCE COMPANY

ICC12-FIA-P-50xx	[5/18]

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PROTECTIVE LIFE INSURANCE COMPANY [ P. O. BOX 1928 BIRMINGHAM, ALABAMA 35201-1928 ]

AUTOMATIC SEGMENT RENEWAL ENDORSEMENT

We are amending your Contract to add an Automatic Segment Renewal (“auto renewal”) feature. This endorsement remains in effect until the Annuity Date, or until the Contract to which it is attached is cancelled, surrendered or otherwise terminated. The terms and conditions in this endorsement supersede any conflicting provision in the Contract. Contract provisions not expressly modified by this endorsement remain in full force and effect.

Automatic Segment Renewal Instructions — You may instruct us to automatically renew one or more maturing segments with your original allocation instruction - or at a later date - by Written Notice (or any other method we allow). We must receive the instruction not later than the segment’s Maturity Date. Your automatic renewal instruction for that segment will remain in force until you cancel it by Written Notice (or any other method we allow).

Automatic segment renewal means on each subsequent segment Maturity Date following the date of your instruction, we will apply 100% of the segment’s Maturity Value into a new segment with the same primary elements, if we are offering it at that time. ‘Primary elements’ include:

•                  Term (for all segments);

•                  Floor and Buffer (for indexed segments); and,

•                  one of the Participation Rates, but only if the maturing indexed segment has different Participation Rates for positive and negative Index Performance (for indexed segments).

Other elements that comprise the complete strategy, such as the declared interest rate (for Guaranteed Interest Strategies) and the Performance Cap, Spread and one of the Participation Rates (for indexed strategies that have different Participation Rates for positive and negative Index Performance) are not primary elements and are not considered for the purpose of executing your auto renewal instruction.

Maturity Notification and Auto Renewal Cancelation — You will continue to receive the segment maturity notification described in the “Transfers of Contract Value on a Segment’s Maturity Date” provision of the Contract. As with any other allocation instruction, you may cancel your auto renewal instruction anytime. However, in order to prevent execution of an auto renewal instruction, we must receive your Written Notice to cancel it not later than the existing segment’s Maturity Date.

Cancelation of an auto renewal instruction permanently terminates it. No future auto renewals will occur with respect to the affected strategy unless and until you send us a new instruction.

Signed for the Company and made a part of the Contract as of the Endorsement Date.

PROTECTIVE LIFE INSURANCE COMPANY

IMGA-P-50##	[5/18]

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PROTECTIVE LIFE INSURANCE COMPANY P. O. BOX 1928 BIRMINGHAM, ALABAMA 35201-1928

— ENDORSEMENT —

WAIVER OF WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

for Unemployment

We are amending your Contract to add a Waiver of Withdrawal Charge and Market Value Adjustment for Unemployment. This endorsement remains in effect until the Annuity Date, or until the Contract to which it is attached is cancelled, surrendered or otherwise terminated. Termination of this endorsement shall not prejudice any waiver while the endorsement was in force. The terms and conditions in this endorsement supersede any conflicting provision in the Contract. Contract provisions not expressly modified by this endorsement remain in full force and effect.

Waiver of Withdrawal Charge and Market Value Adjustment for Unemployment — We will waive any applicable withdrawal charge and market value adjustment if, after the Contract’s Issue Date, either you or your spouse met all of the following Qualifying Conditions:

1)             were employed full-time on the Issue Date; and,

2)             have been unemployed for at least 60 consecutive calendar days prior to claiming the waiver; and,

3)             remain unemployed on the date the withdrawal is requested.

For the purposes of this endorsement, the term ‘spouse’ includes bona fide domestic partners or civil union partners in jurisdictions that afford legal recognition to domestic partnerships or civil unions.

If any Owner is not an individual, unemployment of the Annuitant (or Annuitant’s spouse) will be used when endorsement provisions refer to unemployment of the Owner (or Owner’s spouse).

You must request the waiver and submit proof satisfactory to us that the Qualifying Conditions described above have been met.

Once the waiver is granted, it remains in effect as long as the three Qualifying Conditions continue unless you take either of the following actions (if permitted under your Contract in the absence of this endorsement):

1)             you submit and we accept Purchase Payment and we apply it to the Contract; or,

2)             you take an action that establishes a new withdrawal charge period.

If either event occurs, you may request a subsequent waiver provided the three Qualifying Conditions are again met.

If we deny the waiver, your withdrawal request will not be processed until you have been notified of the denial and we provide you the opportunity to re-apply for the waiver or cancel your request.

Signed for the Company and made a part of the Contract as of its Issue Date.

PROTECTIVE LIFE INSURANCE COMPANY

SG-GFA-P-5031	1/15

PROTECTIVE LIFE INSURANCE COMPANY P. O. BOX 1928 BIRMINGHAM, ALABAMA 35201-1928

ENDORSEMENT SCHEDULE:  Benefit Eligibility Date:  The first Contract Anniversary

— ENDORSEMENT —

WAIVER OF WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

for Terminal Condition or Nursing Facility Confinement

We are amending your Contract to add a Waiver of Withdrawal Charge and Market Value Adjustment for Terminal Condition or Nursing Facility Confinement.  This endorsement remains in effect until the Annuity Date, or until the Contract to which it is attached is cancelled, surrendered or otherwise terminated.  Termination of this endorsement shall not prejudice any waiver while the endorsement was in force.  The terms and conditions in this endorsement supersede any conflicting provision in the Contract.  Contract provisions not expressly modified by this endorsement remain in full force and effect.

Waiver of Withdrawal Charge and Market Value Adjustment for Terminal Condition or Nursing Facility Confinement — We will waive any applicable withdrawal charge and  market value adjustment after the later of: (a) the Benefit Eligibility Date shown in the Endorsement Schedule; or (b) either of the following qualifying events:

1)             you or your spouse are, after the Contract’s Issue Date, diagnosed as having a terminal condition by a physician who is not related to you or the Annuitant; or,

2)             you or your spouse enter a hospital or nursing facility after the Contract’s Issue Date and remain confined there for a period of at least thirty (30) days after the Benefit Eligibility Date.  This is a “facility confinement”.

A “terminal condition” is a non-correctable medical condition that, with a reasonable degree of medical certainty, will result in death in 12 months or less.

A “physician” is a medical doctor who is both: (a) currently licensed by a state’s Board of Medical Examiners, or similar authority in the United States; and (b) acting within the scope of her or his license.

For the purposes of this endorsement, the term ‘spouse’ includes bona fide domestic partners or civil union partners in states that afford legal recognition to domestic partnerships or civil unions.

If any Owner is not an individual, terminal conditions or facility confinements of the Annuitant (or Annuitant’s spouse) will be used when endorsement provisions refer to terminal conditions or facility confinements of the Owner (or Owner’s spouse).

You must request the waiver and submit proof satisfactory to us.  Satisfactory proof includes a statement signed by the attending physician.  In the case of a facility confinement, it also includes a statement signed by the facility administrator or other duly designated facility authority.

With respect to a claim based on a terminal condition, we reserve the right to require an examination by a physician of our choice at our expense.  In the event of a conflict between the medical opinion of the attending physician and ours, the opinion of our physician shall prevail.

SG-GFA-P-5030	1/15

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Once the waiver is granted, no withdrawal charges or market value adjustment will apply to the Contract in the future.  And, if otherwise permitted under your Contract:

1)             we will no longer accept Purchase Payments; and,

2)             we will not accept any instruction that would establish a new withdrawal charge period.

If we deny the waiver, your withdrawal request will not be processed until you have been notified of the denial and we provide you the opportunity to re-apply for the waiver or cancel your request.

Signed for the Company and made a part of the Contract as of its Issue Date.

PROTECTIVE LIFE INSURANCE COMPANY

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PROTECTIVE LIFE INSURANCE COMPANY P. O. BOX 2606 BIRMINGHAM, ALABAMA 35202-2606

ANNUITIZATION BONUS ENDORSEMENT

We are amending the Contract to which this endorsement is attached by adding the following provision:

Annuitization Bonus — If the Annuity Commencement Date is on or after the {10th} Contract Anniversary, and if you select Annuity Option B with a certain period of not less than {10} years, we will add an annuitization bonus to the amount we apply to the Annuity Option.   The annuitization bonus will equal {2%} of the Contract Value to be applied to the Annuity Option and will be calculated as of the Valuation Period that contains the Annuity Commencement Date.

Signed for the company and made a part of the contract as of the Effective date.

PROTECTIVE LIFE INSURANCE COMPANY

IPV-2125	5/04

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